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                                                                 Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Employee Stock Purchase Plan, 1994
Stock Plan and 1995 Director Stock Option Plan of Connective Therapeutics, Inc. of our report dated January 5, 1996 (except Note 12 as to which the date is January 24, 1996) with respect to the financial statements of Connective Therapeutics, Inc. for the year ended December 31, 1995, included in the Registration Statement on Form S-1 (No. 33-80261) filed with the Securities and Exchange Commission.



                                                            ERNST & YOUNG LLP

Palo Alto
May 31, 1996